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                                                                  EXHIBIT 10.13




                                 March 31, 1995



Sirrom Capital Corporation
511 Union Street
Suite 2310
Nashville, TN  37219

         RE:  LOAN TO EDUCATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES

Ladies and Gentlemen:

         This letter is an addendum (the "Addendum") to the Loan Agreement dated March 31, 1995 (the "Loan Agreement") between Educational Medical, Inc., ("EMI") and its subsidiaries (the "Borrowers") and Sirrom Capital Corporation ("Sirrom"), providing for a loan (the "Loan") to the Borrowers by Sirrom of up to $2,200,000.

         The representations of the Borrowers contained in the Loan Agreement are subject to the following exceptions.

         1. OIOPT Acquisition Corp. ("OIOPT"), one of the Borrowers, is prohibited from encumbering its assets or allowing the pledge of its own stock pursuant to an agreement with Bank One, Dayton, N.A. ("Bank One") pursuant to which OIOPT and EMI have borrowed money. In order to avoid a default under that agreement, the security interests provided for in the Loan Agreement will only become effective with respect to OIOPT upon receipt of consent from Bank One. EMI agrees to use its best efforts to secure such consent as promptly as possible and knows of no reason why such consent should be withheld.

         2. The Borrowers are parties to a loan agreement and a certain equipment lease with Bank South, N.A. ("Bank South") and Bank South Leasing, Inc. ("BSLI") pursuant to which Bank South and BSLI have prior liens on all of the assets of the Borrowers. EMI has agreed that you may withhold amounts up to $446,000 sufficient to pay off all of their obligations to Bank South and BSLI in order to insure your prior position.

         3. In the course of conducting UCC searches, you have discovered an unsatisfied tax lien relating to the Borrower's Arizona operations. The Borrowers believe that the claim pursuant to which such lien was filed has been satisfied, and agree to cause such lien to be removed as promptly as possible.
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         If the foregoing reflects your understanding, please indicate by executing and returning the enclosed copy of this letter.

                                            Very truly yours,

                                            EDUCATIONAL MEDICAL, INC.


                                            By:
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                                            Title:
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AGREED AND ACCEPTED
ON ____ DAY OF MARCH, 1995

SIRROM CAPITAL CORPORATION


By:
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